EXHIBIT 23.1

KPMG LLP
2500 Ruan Center
666 Grand Avenue
Des Moines, IA 50309

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-233121, 333-266634, and 333-266629) on Form S-3; (Nos. 333-231711 and 333-238555) on Form S-8; and (Nos. 333-216919, 333-222169, 333-223763, 333-230060, and 333-238459) on Form S-4 of our reports dated February 23, 2024, with respect to the consolidated financial statements of Heartland Financial USA, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Des Moines, Iowa
February 23, 2024